POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, NYNEX Corporation, a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement with respect to additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's 1992 Management Stock Option Plan; and

     WHEREAS, each of the undersigned is an officer or both an officer and a director of the Company;

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Ivan G. Seidenberg, Alan Z. Senter and
Peter M. Ciccone, and each of them severally as attorneys for the undersigned and in the undersigned's name, place and stead, and in each of his offices and capacities as an officer or as both an officer and director of the Company, to execute and file such registration statement with respect to the additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's 1992 Management Stock Option Plan, and thereafter to execute and file any amended registration statement or statements (including any post-effective amendments thereto) and any supplements thereto, with all exhibits thereto and other documents in connection therewith, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 18th day of April, 1996.



s/Ivan Seidenberg           s/Alan Z. Senter               s/Peter M. Ciccone
Ivan G. Seidenberg          Alan Z. Senter                 Peter M. Ciccone
Chairman of the Board       Executive Vice President       Vice President and
and Chief Executive         and Chief Financial Officer    Comptroller
Officer


State of New York     )
                      )ss.:
County of Westchester )


     On the 18th day of April, 1996 personally appeared before me, I. G. Seidenberg, A. Z. Senter and P. M. Ciccone, to me known and known to me to be the persons described in and who executed the foregoing instrument, and they severally duly acknowledged to me that they and each of them executed and delivered the same for the purposes therein expressed.

     Witness my hand and official seal this 18th day of April, 1996.

                                            s/Beth A. Clerc
                                            Beth A. Clerc
                                            Notary Public, State of New York
                                            No. 4982695
                                            Qualified in Dutchess County
                                            Commission Expires June 10, 1997

                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, NYNEX Corporation, a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement with respect to additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's 1992 Management Stock Option Plan; and

     WHEREAS, the undersigned is a director of the Company;

     NOW, THEREFORE, the undersigned hereby constitutes and appoints Ivan G. Seidenberg, Alan Z. Senter and Peter M. Ciccone, and each of them severally, as attorneys for the undersigned and in the undersigned's name, place and stead as a director of the Company, to execute and file such registration statement with respect to the additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's 1992 Management Stock Option Plan, and thereafter to execute and file any amended registration statement or statements (including any post-effective amendments thereto) and any supplements thereto, with all exhibits thereto and other documents in connection therewith, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 18th day of April, 1996.


s/John Brademas        s/Stanley P. Goldstein     s/Hugh B. Price
John Brademas          Stanley P. Goldstein       Hugh B. Price
Director               Director                   Director


s/R. W. Bromery        s/Helene L. Kaplan         s/Frederic V. Salerno
Randolph W. Bromery    Helene L. Kaplan           Frederic V. Salerno
Director               Director                   Vice Chairman and Director


s/R. Carrion           s/Elizabeth T. Kennan      s/Walter V. Shipley
Richard L. Carrion     Elizabeth T. Kennan        Walter V. Shipley
Director               Director                   Director


s/J.R. de Vink         s/Edward E. Phillips       s/John R. Stafford
Lodewijk J.R. de Vink  Edward E. Phillips         John R. Stafford
Director               Director                   Director



State of New York   )
                    )ss.:
County of New York  )

     On the 18th day of April, 1996, personally appeared before me each of the Directors, all, to me known and known to me to be the persons described in and who executed the foregoing instrument, and each such person duly acknowledged to me that he or she executed and delivered the same for the purposes therein expressed.


     Witness my hand and official seal this 18th day of April, 1996

                                            s/Robert W. Erb
                                            Robert Erb
                                            Notary Public, State of New York
                                            No. 31-4808105
                                            Qualified in New York County
                                            Commission Expires January 31, 1997